UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2015

RESTORGENEX CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 E. Lake Cook Road, Suite 750 Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

(847) 777-8092

 (Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015, RestorGenex Corporation (“RestorGenex”) entered into a resignation agreement with Yael Schwartz, Ph.D. pursuant to which Dr. Schwartz resigned as an officer, employee and director of RestorGenex and its subsidiaries (the “Resignation Agreement”). Dr. Schwartz’s resignation was in connection with the transaction described under Item 8.01 below and was not the result of any disagreement or other dispute with RestorGenex on any matter relating to RestorGenex’s operations, policies or practices. Under the terms of the Resignation Agreement, RestorGenex agreed to pay Dr. Schwartz a cash severance payment in the amount of $247,500, which is equal to nine months of her base salary, paid in accordance with RestorGenex’s standard payroll practices, in exchange for her execution of a general and customary release of claims.  The Resignation Agreement also requires Dr. Schwartz to comply with certain confidentiality, non-competition and non-solicitation obligations.

The foregoing description of the Resignation Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 8.01.                                        Other Events.

On April 30, 2015, RestorGenex and its wholly owned subsidiaries, Canterbury Laboratories, LLC (“Canterbury”) and Hygeia Therapeutics, Inc. (“Hygeia”), transferred certain of its non-focus technology rights to Or-Genix Therapeutics, Inc. (“Or-Genix”), in exchange for a 19.9% ownership interest in Or-Genix, representing 2,484,395 shares of the common stock of Or-Genix, and purchased $250,000 in perpetual non-redeemable preferred stock.  The perpetual preferred stock provides RestorGenex with a liquidation right in an amount equal to the initial purchase price for the shares upon a change in control or other liquidity event of Or-Genix.  RestorGenex also has certain “piggyback” registration rights, the right to purchase shares in connection with certain future stock issuances by Or-Genix, and indemnification and informational rights.  The rights RestorGenex transferred include exclusive rights to a compound currently known as “RES-102,” which is a “soft” estrogen potentially to be developed for the treatment of aging skin fragility/thinning and vulvo-vaginal atrophy, and exclusive rights to a compound currently known as “RES-214,” a non-prescription cosmeceutical product under development by a sublicensee.  RestorGenex previously licensed these rights from Yale University and as part of this transaction assigned those license agreements to Or-Genix.  RestorGenex also assigned its rights under a sublicense agreement with Ferndale Pharma Group, Inc. for the formulation, manufacture, sale and marketing of RES-214.  Or-Genix is founded and owned primarily by Yael Schwartz, Ph.D., a former member of RestorGenex’s Board of Directors and former Executive Vice President, Preclinical Development.  The transfer of these technology rights to Or-Genix was executed since RestorGenex is focusing its development efforts and resources on its other technologies.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Resignation Agreement, dated April 30, 2015, between RestorGenex Corporation and Yael Schwartz, Ph.D. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2015	RESTORGENEX CORPORAITON

	By:	/s/ Stephen M. Simes
	Name:	Stephen M. Simes
	Title:	Chief Executive Officer

RESTORGENEX CORPORATION

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Resignation Agreement, dated April 30, 2015, between RestorGenex Corporation and Yael Schwartz, Ph.D.	Filed herewith